CONVERSION AGREEMENT

                  CONVERSION AGREEMENT made as of October 31, 2000 between NAVTECH, INC., a Delaware corporation (the "Company"), and ST. ANDREWS CAPITAL LIMITED PARTNERSHIP, a California limited partnership (the "Debtholder").

                  WHEREAS, the Company borrowed $128,830 from the Debtholder on or about October 1, 1999 and the current principal and accrued interest balance as of October 31, 2000 is $111,203.92 (the "Loan").

                  AND WHEREAS, under a Loan Acceptance and Commitment Agreement dated October 4, 1999, the Company agreed that the principal balance of the Loan was convertible into shares of the Common Stock, $.001 par value ("Common Shares"), of the Company at a price per share equal to 37.5 cents to be effective at such time as the Company's authorized share capital was sufficient to allow the conversion.

                  AND WHEREAS, as a result of stockholder approval on January 14, 2000 of a proposal to increase the number of authorized shares of Common Stock of the Company, there is a sufficient number of authorized shares of Common Stock to allow the conversion.

                  AND WHEREAS, the Debtholder desires to convert the principal balance of the Loan into Two Hundred Ninety Six Thousand Five Hundred Forty Three (296,543) Common Shares (the "Shares").

                  NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         1.       Conversion of the Note.

                  1.1 The Debtholder hereby irrevocably converts the principal balance of the Loan into the Shares. The certificate evidencing the Shares will be delivered by the Company to the Debtholder as soon as practicable following the execution hereof.


         2.       Representations by Debtholder.
                  -----------------------------

                  The Debtholder understands and agrees that the Company is relying and may rely upon the following representations and warranties made by the Debtholder in entering into this Agreement:

                  2.1 The Debtholder recognizes that the acquisition of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) it may not be able to liquidate its investment in the event of emergency; (ii) transferability is extremely limited; and (iii) it could sustain a complete loss of its investment.




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                  2.2 The  Debtholder  represents  that it (i) is  competent  to understand and does understand the nature of this investment; and (ii) is able to bear the economic risk of this investment.

                  2.3 The Debtholder represents that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), as a result of application to it of the criteria set forth on Exhibit A attached hereto (please indicate on such Exhibit A by a checkmark the one or more criteria which apply).

                  2.4 The Debtholder acknowledges that it has significant prior investment experience, including investment in restricted securities, and that it has read all of the documents furnished or made available by the Company to it to evaluate the merits and risks of such an investment on its behalf.

                  2.5 The Debtholder hereby represents that it has been furnished by the Company with the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999, Current Report on Form 8-K for an event dated April 25, 2000, Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2000 and definitive Proxy Statement for the annual meeting of stockholders scheduled to be held on July 13, 2000, and all other information regarding the Company which it has requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the offering, and any additional information which it has requested; and that it has had the opportunity to consult with its own tax or financial advisor concerning an investment in the Company.

                  2.6 The Debtholder hereby acknowledges that this offering of Common Shares has not been reviewed by the Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to Section 4(2) of the 1933 Act. The Debtholder represents that the Shares are being acquired for its own account, for investment and not for distribution or resale to others. The Debtholder agrees that it will not sell, transfer or otherwise dispose of the Shares, or any portion thereof, unless they are registered under the 1933 Act or unless an exemption from such registration is available.

                  2.7 The Debtholder consents that the Company may, if it desires, permit the transfer of the Shares by the Debtholder out of its name only when its request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). The Debtholder agrees to be bound by any requirements of such Securities Laws. The Debtholder agrees to hold the Company and its controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by the Debtholder in violation of any Securities Laws or any misrepresentation herein.

                  2.8 The Debtholder acknowledges and agrees that the Company is relying on the Debtholder's representations contained in this Agreement in issuing the Shares.



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                  2.9 The  Debtholder  consents to the  placement of a legend on the certificates evidencing the Shares stating that they have not been registered under the 1933 Act and setting forth or referring to the restrictions on transferability and sale thereof. The Debtholder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

                  2.10 The address set forth below is the Debtholder's true and correct business address.

                  2.11 The information provided by the Debtholder herein in connection with this investment is accurate and complete as of the date of the execution of this Conversion Agreement.


         3.       Representations by the Company.
                  ------------------------------

                  3.1 The Company represents and warrants to the Debtholder as follows:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct its business.

               (b) The issuance of the Shares by the Company has been duly approved by the Board of Directors of the Company.

               (c) The Shares have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable.


         4.       Notices to Debtholder.
                  ---------------------

                  4.1 The Shares have not been registered under the 1933 Act, or the securities laws of any state, and they are being offered and sold in reliance on exemptions from the registration requirements of the 1933 Act and such laws. The Shares have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering. Any representation to the contrary is unlawful.

                  4.2 The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act, and applicable state securities laws, pursuant to registration or exemption therefrom. The Debtholder should be aware that it may be required to bear the financial risks of this investment for an indefinite period of time.

         5.       Investment Restrictions.
                  -----------------------

                  5.1 The Debtholder acknowledges that there is limited public market for the Common Shares. The Debtholder understands that, absent registration under the 1933 Act, the



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Shares may only  generally  be publicly  sold  pursuant to Rule 144 (the "Rule")
promulgated under the 1933 Act. The Rule permits, subject to all of its terms and conditions, the public resale (in limited amounts) of securities acquired in non-public offerings without having to satisfy the registration requirements of the 1933 Act. The Debtholder further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, which in most circumstances is required by the Rule as one of the conditions of its availability; however, the Company will use its best efforts to comply with such reporting requirements. The Debtholder recognizes that, notwithstanding the existence of a public market for the Common Shares, it may not be able to take advantage of the resale provisions of the Rule and may be unable to publicly offer or sell any of the Shares.

         6.       Miscellaneous.
                  -------------

                  6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by first class mail, postage prepaid, or overnight mail, addressed to the Company, c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario Canada N2L 5Z5, Attention: Corporate Secretary, and to the Debtholder at its address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

                  6.2 This Agreement may not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                  6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

                  6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware.

                  6.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Debtholder, this Agreement shall become a binding obligation of the Debtholder with respect to the acquisition of the Shares as herein provided.

                  6.8 All dollar amounts in this Agreement are United States dollars.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.


                       ST. ANDREWS CAPITAL LIMITED PARTNERSHIP

                       By: ST. ANDREWS TECHNOLOGY ASSOCIATES, INC., GENERAL PARTNER

                               /s/ Duncan Macdonald
                               -----------------------------------------------


                               Duncan Macdonald
                               -----------------------------------------------
                               Name

                               Chairman
                               -----------------------------------------------
                               Title

                               c/o Kintyre & Company Limited
                               11 Bedford Crescent
                               Ottawa, Ontario, Canada
                               K1K 0E3



                       Subscription Approved and Accepted:

                       NAVTECH, INC.

                       By:     /s/ David Strucke
                               -----------------------------------------------


                               David Strucke
                               -----------------------------------------------
                               Name

                               Chief Financial Officer
                               -----------------------------------------------
                               Title

                                    EXHIBIT A


A.       For an individual (i.e., a natural person):
                ----------

         ______ 1)         The undersigned had an individual income in excess of
                           $200,000 (or in excess of $300,000 with his or her spouse) in each of the past two years and has a reasonable expectation of reaching the same income level in the current year; or

         ______  2)        The undersigned has an individual net worth, or joint
                           net worth with his or her spouse, of more than $1,000,000.

   Note: For the purpose of determining net wroth, the undersigned may include, without limitation, the value of his or her spouse's principal residence, home furnishings and automobiles.

B.       For a legal entity (i.e., other than a natural person):
               ------------  ----

 ______1) The undersigned is (a) any bank, as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 23 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) any insurance company, as defined in Section 2(13) of the 1933 Act; (d) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 310(c) or (d) of the Small Business Investment Act of 1958; (e) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in
          Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

_______2) The undersigned is a "private business development company" as defined in Section 202(a)(22) of the Investment Advisers Act or 1940; or

______ 3) The  undersigned  is  an  organization  described  in  Section
          501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of making the investment, with total assets in excess of $5,000,000; or

_______4) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, and the purchase of the units is directed by a sophisticated person as described in Rule 506(b)(2) (ii) promulgated under the Exchange Act.

_X____ 5) The undersigned is an entity in which all of the equity owners are accredited investors.


ST, ANDREWS CAPITAL LIMITED PARTNERSHIP

By:      ST. ANDREWS TECHNOLOGY ASSOCIATES, INC.
         GENERAL PARTNER

         /s/ Duncan Macdonald
         -------------------------------
         Duncan Macdonald, Chairman


         c/o Kintyre & Company Limited
         11 Bedford Crescent
         Ottawa, Ontario, Canada
         K1K OE3

         Taxpayer Identification Number:   77-0504499

         October 31, 2000
         -----------------------------------------
         Date of Execution





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